                                    EXHIBIT 99.1

                           BROTHERS GOURMET COFFEES, INC.


FOR IMMEDIATE RELEASE

CONTACT:  BARRY BILMES
          VICE PRESIDENT FINANCE AND ADMINISTRATION
          BROTHERS GOURMET COFFEES, INC.
          561-995-2600

                          BROTHERS GOURMET COFFEES, INC.,
                     ANNOUNCES THE DELISTING OF ITS SECURITIES
                          FROM THE NASDAQ NATIONAL MARKET

     BOCA RATON, FLORIDA, MONDAY, AUGUST 31, 1998: Brothers Gourmet Coffees, Inc., announced today that the NASDAQ Stock Market, Inc., informed the Company on Friday, August 28, 1998, that its securities would be delisted from the NASDAQ National Market, effective as of the close of business on Friday, August 28, 1998. In light of its Chapter 11 filing on Thursday, August 27, 1998, the Company does not intend to appeal NASDAQ's decision.

     Brothers Gourmet Coffees, Inc., is an integrated sourcer, roaster and wholesaler of high quality gourmet coffee products. The Company is one of the leading wholesale suppliers of gourmet coffees in the United States. The Company distributes its products principally through grocery stores, supermarkets, mass merchandisers, drug stores, military commissaries, warehouse stores and specialty stores.

     STATEMENTS CONTAINED IN THIS NEWS RELEASE, IF NOT HISTORICAL, ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE RESULTS DESCRIBED IN THE FORWARD LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE THE COMPANY'S HIGH LEVEL OF DEBT AND LEVERAGE, THE EFFECT ON VENDORS AND CUSTOMERS OF THE COMPANY'S DECISION TO VOLUNTARILY FILE FOR PROTECTION UNDER CHAPTER 11 OF THE FEDERAL BANKRUPTCY LAWS, THE COMPANY'S DEPENDENCE ON KEY PERSONNEL, COMPETITION IN THE COMPANY'S MARKETS, COMPETITIVE CHANGES IN THE WHOLESALE DISTRIBUTION SEGMENT OF THE GOURMET COFFEE MARKET, THE EFFECTS OF SEASONALITY ON THE COMPANY'S BUSINESS, THE STRUCTURE AND TERMS OF THE COMPANY'S PLAN OF REORGANIZATION. A FURTHER DISCUSSION OF FACTORS THAT COULD AFFECT THE COMPANY'S BUSINESS AND RESULTS OF OPERATIONS IS INCLUDED IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.